Exhibit 3.3

ZQICERT COYICLSIRGSTRYIACCT ITRANSTYPEIRUN TRANS OS: COMMON STOCK COMMON STOCK 0 8888. Dl PAR VALUE $.50 win e.g. can 0 0 z, :::s Or :;: ui zm :I: 0 ii a ii 0: :;· Ill n 1 1 0 AARON S HOLDINGS COMPANY, INC. 0 INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA 3 . Zero SEE REVERSE FOR CERTAIN DEFINITIONS Dl THIS CERTIFIES THAT: s CUSIP 00258R 10 nine. 5 is the owner of THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.50 PAR VALUE EACH, OF Aaron s Holdings Company, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless counter signed and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED DD MMM YYYY z c:: O .P.W it COUNTERSIGNED AND REGISTERED: z COMPUTERSHARE TRUST COMPANY, N.A. President and Chief Executive Officer TRANSFER AGENT AND REGISTRAR, c a c.n w, ., a. S EVP, General Counsel, Chief Corporate Affairs Officer & Corporate Secretary By Aur Hori Eo s IG N M u R E SECURITY INSTRUCTIONS ON REVERSE

AARON S HOLDINGS COMPANY, INC. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they rewritten out in full according to applicable laws or regulations: TEN COM 88 tenants In common UNIF GIFT MIN ACT . . Cuslcdlan . . (Cot) (Minor) TEN ENT as tenants by the entireties under Uniform Gifts to Minors Act (state) JTTEN as joint tenants with right of survivorship UN IF TRF MIN ACT cuiij . Custodian (until age . ) and not 88 tenants In common 1 . Under Uniform Tranters to Minors Act. [Manor [Stole) AddiHonal abbrevtaHons may also be used though not in the above llat PLEASE Insert § () woman SECIJRUY OR OJHER Identifying NL J But: R OF Assignee For value received. hereby sell, assign and trencher unto I (PLEASE PRINT OR M SEMITE NAME, INCLUDING I C zip CODE. OF A881GNEE) Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint At Day to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated:             20. Sigma JJre(s) Guaranlaed: Medallicn Guaranty Stamp he SIOUAN IURE(S) SHOU.D BE C IJNIAH1EED BY All EUBIBLE OUAlWI1 CR INSTTTIITICN (Bank, , &.19 .,d U m Cnlllllkliona) 111111 IIBIBERSHP IN AN N I RO .£D SIONATURE unite MILTON ffiOORAM, PIJRSU.INT Title S.E.C. RULE lull 1 Signature: Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatBver. The IRS req that the named transfer agent (We) report the oost baoio of oarlllin oharao ar UN; o acqu; rad aftat January 1, 2011. If your pharaoh or unns ara oovared by the legislation, and you requested ID sell or Lila or unns U lng a 5p&CIII aast basis caJculaUan malhad. t11en W8 have proceed as you requested. If you cold Nat C. I SEOJRI TV I NSTRUCII 0 15 specify a cost bas collation method, and then we have dslauHed IA the w nest in, furls out (FIFO) malhad. Please ca118ult your tax advisor if you need additionally about cost bastes. 4 If you do not kMp In contact with all or do Nat t.v.any run activity In your account for all time period .., Iliad by 1 . C O your property. .subject to uncleanly p f lee 1 and transfer I IICI to 118 approprllda. . One,